EXHIBIT 1.01

Conflict Minerals Report of MSA Safety Incorporated
For The Year ended December 31, 2017

I. Introduction

This is the Conflict Minerals Report (the “Report”) of MSA Safety Incorporated (“MSA”, the “company”, “we”, “us”, or “our”) for the calendar year ended December 31, 2017. The company has prepared this Report to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, (“Rule 13p-1”). The Securities and Exchange Commission (“SEC”) adopted Rule 13p-1 to implement reporting and disclosure requirements related to conflict minerals in the Democratic Republic of Congo or adjoining countries (the “Covered Countries”) as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012.

Certain terms and concepts in this Report are further explained in Rule 13p-1 and Form SD. Consistent with Rule 13p-1 and for the purposes of this Report, the term “conflict minerals” means cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”).

MSA was founded in Pennsylvania in 1914. We are a global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. Our safety products typically integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life threatening situations. Our comprehensive line of safety products is used by workers around the world in a broad range of markets including the oil, gas and petrochemical, fire service, construction, utilities, and mining industries. We also sell products designed for specific industrial and military applications. The company's core products include breathing apparatus where self-contained breathing apparatus ("SCBA") is the principal product, fixed gas and flame detection instruments, portable gas detection instruments, industrial head protection products, fall protection devices and firefighter helmets & protective apparel.

II. Reasonable Country of Origin Inquiry

As required by Rule 13p-1, MSA conducted an analysis of our products and found that some portion of 3TG are necessary to the functionality or production of approximately 59% of our products (our “3TG Products”). Those 3TG Products include, for example, the following:

•	SCBA, including the FireHawk® M7 SCBA, and MSA® G1 SCBA;

•	Fixed gas and flame detection systems, including the Ultima® X Series, Chillgard® Series, point gas detectors, flame detectors and fire gas systems;

•	Handheld single gas and multigas detection instruments and accessories, including the Altair® Series and Galaxy ® Test System;

•	Thermal imaging cameras, including the Evolution® 6000 Series and Evolution® 5000 Series; and

•	Certain head protection products

Given that conflict minerals are necessary to the functionality or production of certain products that we manufacture, MSA determined that it is required to conduct a good faith reasonable country of inquiry (the “RCOI”) regarding those conflict minerals. The RCOI is reasonably designed to determine whether any of the 3TG used with MSA’s products originated in the Covered Countries or is from recycled or scrap sources. To perform the RCOI and undertake due diligence on the source of 3TG in our 3TG Products, MSA was dependent on our suppliers to provide information on the origin of conflict minerals in our 3TG Products. MSA, as a purchaser, is many steps removed from the mining of 3TG. MSA does not purchase raw ore or unrefined conflict minerals, and does no direct purchasing in the Covered Countries. The origin of conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other derivatives containing conflict minerals. The smelters and refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores.

To implement MSA’s RCOI process, the MSA Materials Engineering Department, with input from specific MSA product line managers, conducted a review of all MSA products and product families potentially containing 3TG. Based upon the results of that analysis, the MSA Global Sourcing Department determined products potentially containing 3TG as those with the following types of parts and components:

•	electronic components;

•	known gold plated or gold containing products;

•	electrical solder;

•	certain coated or galvanized steels; and

•	brass or bronze alloys.

Based upon that product identification, MSA then used a third-party service provider to engage its suppliers and conduct its RCOI, as described below.

Our RCOI employed a combination of measures to determine whether the 3TGs necessary for the functionality or production of MSA products originated from the DRC or any of the Covered Countries. The company’s primary means of determining country of origin of the necessary 3TGs was by conducting a supply chain survey with direct suppliers using the Responsible Business Alliance® (RBA) and the Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (“CMRT”) Version 5.0 or higher (“CMRT Form”). This supply chain survey was implemented with the assistance of a third-party service provider, who continues to assist MSA with the development and implementation of additional steps that the company is undertaking with suppliers in regards to conflict minerals.

The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide 3TG materials to a company’s supply chain. It includes questions regarding a supplier’s “conflict-free” policy, engagement with its direct suppliers, and a listing of the smelters used in products provided to MSA. In addition, the template contains questions about the origin of 3TGs included in the supplier’s products, as well as supplier due diligence. To ensure our suppliers understand our expectations regarding the sourcing of 3TGs, we and our third-party consultant have provided training to our suppliers through webinars, videos and substantive one-on-one discussions. In addition, using the CMRT allowed MSA to identify and remove irrelevant or “out of scope” suppliers from our survey process and results.

For the 2017 reporting period, MSA, through the use of its third party service provider, requested completed CMRT Forms from 3,102 suppliers. As part of the CMRT collection process, MSA’s third party service provider sent three email requests via a third party software tool. This was followed by two more direct email requests with escalated language from the third party software provider. For the 2017 reporting period, MSA received responses from 59% percent of its suppliers.

MSA’s program also includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. Any suppliers identified as submitting a possibly invalid or contradictory form received multiple follow-ups asking them to resubmit a form. As of May 15, 2018, MSA had 43 suppliers with possibly invalid forms.

Of the 1,832 suppliers that provided a response, approximately 606, or 33%, reported that their products contained 3TGs necessary to the functionality or production of their products. Of that 33%, 256 reported that they source their 3TGs outside of the Covered Countries, 44 reported that they are DRC Conflict Free, and 306 reported that they are DRC Conflict Undeterminable.

On the basis of the responses to the RCOI, MSA is unable to determine that 3TGs necessary to the functionality or production of our products did not originate in the DRC or any of the Covered Countries. Therefore, in accordance with Rule 13p-1, MSA engaged in the due diligence measures on the source and chain of custody of those 3TGs, as described in the next section of this Conflict Minerals Report.

III. Due Diligence

A.	Due Diligence Design

MSA designed our due diligence process to conform, in all material respects, with the due diligence framework in the Organization of Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively the “OECD Guidance”). MSA’s due diligence process is based on multi-industry initiatives with the smelters and refiners who provide conflict minerals within global supply chains.

In particular, our due diligence process follows the five steps identified in the OECD Guidance, namely:

1.	Establishing strong company management systems regarding conflict minerals;

2.	Identifying and assessing risks in our supply chain;

3.	Designing and implementing a strategy to respond to identified risks in our supply chain;

4.	Utilizing independent third-party audits of supply chain diligence; and

5.	Publicly reporting on our supply chain due diligence

The OECD Guidance further specifies that the requirements for compliance should reflect a company’s position in the supply chain.  MSA is a downstream supplier, many steps removed from the mining, smelting, and refining of 3TG. Accordingly, our due diligence relies primarily on information from our “Tier 1” (direct) suppliers with respect to the origin of the conflict minerals contained in the components and materials supplied to us.

B.	Due Diligence Measures Performed

The due diligence measures performed by MSA include:

1.	OECD Guidance: Establish Strong Company Management Systems

a.	Internal Team

MSA has assembled a cross-functional Conflict Minerals Team (“Team”) and has developed a program to oversee due diligence with management support. That Team consists of the following individuals:

Executive Sponsor:	Vice President, Global Operations Excellence & Chief Customer Officer
Leader:	Director of Global Sourcing
Legal:	Corporate Counsel
Technical:	Global Environmental Manager
Technical:	Product Compliance Analyst

b.	Control Systems

MSA has adopted a conflict minerals policy and publicly communicates that policy on our company website at http://us.msasafety.com/vendors.

With regards to our suppliers, controls include, but are not limited to, our Global Code of Business Conduct, which outlines expected behaviors for all MSA employees; our supplier approval and review process; and contractual protections within all new purchase orders and strategic sourcing agreements for materials that go into our products.

c.	Supplier Engagement

MSA engages with suppliers directly or through our third-party service provider to request that suppliers complete a valid CMRT for the products that they supply to the Company. We also offer free on-line training in multiple languages for vendors through our third-party service provider. The training focuses on bringing awareness of the roles and responsibilities that both MSA and its suppliers have in performing a thorough due diligence, and also the necessary steps to report any findings.

d.	Mechanism

MSA’s Ethics Guideline Reporting Resource, referenced in the MSA Global Code of Business Conduct and on MSA’s Vendor webpage as well as a number of other MSA web sites, serves as a companywide compliance reporting mechanism. That resource can be found at http://www.msasafety.com/ethics.

e.	Maintain Records

MSA maintains conflict minerals related records within an internal company database that is accessible to members of the Conflict Minerals Team. Such records are kept for a period of at least five (5) years.

2.	OECD Guidance: Identify and Assess Risk in the Supply Chain

In accordance with OECD Guidelines, MSA evaluated risk levels associated with conflict minerals in its supply chain. MSA determined that smelters that are not certified as DRC-Conflict Free by third party sources such as the Responsible Minerals Initiative (“RMI”) or the London Bullion Market Association (“LBMA”) Responsible Gold Programme pose a more significant risk.

Where a smelter is not identified as Conflict Free by such sources, MSA rates the risk as High, Medium or Low. This rating is based on various factors, including: (i) whether the smelter/refiner has been audited and/or identified as a valid smelter/refiner and has an associated Smelter Identification Number (, known as a CID), (ii) the smelter’s geographic location, including proximity to the Covered Countries, and (iii) whether there is known or plausible evidence to suggest that the smelter/refiner has engaged in unethical or conflict sourcing.

MSA calculates supplier risk based on the chances that a supplier provides 3TGs that may originate from Non-Conflict Free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that Supplier on its CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:

Does the supplier have a conflict minerals sourcing policy, and does that policy include DRC conflict-free sourcing?

Has the supplier implemented due diligence measures for conflict-free sourcing?

Does the supplier review and verify due diligence information received from its suppliers?

Does the supplier’s review and verification process include corrective action management?

When a supplier meets or exceeds the above-named criteria, it is deemed to have a strong program. When a supplier does not meet those criteria, it is deemed to have a weak program.

As part of MSA’s risk management plan and to ensure suppliers understand our expectations, MSA has, through a third party, provided video and written training on conflict minerals and the CMRT. This includes instructions on completing the CMRT Form, and one-on-one email and phone discussions with supplier personnel.

As described in MSA’s Conflict Minerals Policy, we engage any of our suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the DRC or any of the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD guidance.

Additionally, in designing and implementing our strategy to respond to the supply chain risks that we identified, MSA analyzed various industry approaches and consulted with other companies in our industry.

Tracing materials back to their mines of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TGs in our supply chain. This was done by adopting methodology outlined by the RMI’s joint industry programs and outreach initiatives and requiring our suppliers to conform with the same standards to meet the OECD Guidelines, and report to us using the CMRT. Through this industry joint effort, we made reasonable determination of the mines or locations of origin of the 3TGs in our supply chain. We also requested that all of our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the “Known” and “Conflict Free” lists of sourced metals.

3.	OECD Guidance: Design and implement a strategy to respond to identified risks

MSA developed processes to assess and respond to the risks identified in our supply chain. One such process includes using our third-party service provider to compare smelters / refiners identified by the CMRT survey against the list of facilities that have received a “conflict free” designation from RMI or other independent third party audit programs. Such designations provide country of origin and due diligence information on the conflict minerals sourced by such facilities.

Additionally, MSA, through its third-party service provider, conducted automated data validation on all submitted CMRTs. The goal of the data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted CMRT forms are accepted and undergo a data validation analysis. Based upon that analysis, the CMRTs are classified as valid or invalid so that data is still retained. When a possibly invalid submission is received, MSA’s third-party service provider communicates with the supplier, up to three times, requesting that the supplier resolve any inaccuracies. As of May 15, 2018, MSA had 43 outstanding possibly invalid supplier submissions.

4.	OECD Guidance: Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

MSA typically does not have a direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities outside our supply chain. With the assistance of our third-party provider, we rely where possible on third-party audits of smelters and refiners conducted as part of the Responsible Minerals Assurance Process (“RMAP”), which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

5.	OECD Guidance: Report on supply chain due diligence

Members of the MSA Conflict Minerals Team received bi-weekly updates from MSA’s third party service provider on the status of MSA’s CMRT requests, responses and evaluation. Members of the Team then provided bi-weekly updates to Team leaders and reported status updates to the larger Team within regular Team meetings.

While due diligence is ongoing and the information received continues to improve, the majority of the responses received continue to provide data at a company or divisional level or did not specify the smelters or refiners used for materials supplied to us. MSA has decided to disclose validated smelters provided to us by our supply chain, however we cannot definitively determine whether any of the 3TGs reported by the suppliers were contained in materials supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. As a result, we are unable to identify all smelters and refiners as well as all the countries of origin of the 3TGs that are contained in the Covered Products.

MSA reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC.

MSA believes that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

IV. Due Diligence Results

For the 2017 reporting year, MSA received CMRT forms from 59% of the suppliers surveyed. All such CMRT submissions were reviewed and validated in an attempt to prevent inaccuracies or gaps in data.

As a result of MSA’s due diligence process, MSA has identified and obtained sourcing information on 321 smelters who contributed to the processing of MSA’s necessary conflict minerals in our 3TG Products. All of those 321 smelters are on the RMI list. Please see Appendix A, attached hereto, for an identification of those smelters. Due in part to the complexity of MSA’s supply chain, despite the due diligence measures described in this Report, MSA is unable to determine the origin of the remainder of 3TG used in our 3TG Products.

V. Future Measures

For the current and future reporting periods, MSA intends to undertake the following actions to enhance its due diligence process:

•	increase conflict minerals awareness and compliance training opportunities, internally with MSA’s supply chain personnel, and externally with MSA’s suppliers;

•	continue to work with our third party service provider to obtain responsive CMRTs from our suppliers;

•	use communications from our third-party service provider to request that our suppliers use smelters that obtain a “conflict free” designation from an industry program such as the RMI and/or the LBMI;

•
engage with any of our suppliers found to be supplying us with 3TG from sources that support conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict;

•	encourage our suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers; and

•
increase the emphasis on MSA’s preference for clean and validated smelter and refiner information from our supply chain as the list of conflict-free smelters and refiners grows and more smelters and refiners declare their intent to enroll in the program.

In accordance with the rules, regulations, court rulings, and published guidance of the SEC, for this reporting period, MSA did not obtain an independent third-party audit of our due diligence process or this Report.

This report may contain (and verbal statements made by MSA Safety Incorporated (MSA) may contain) forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or other comparable words. These statements relate to future events, including, without limitation, statements concerning the additional steps that MSA intends to take to mitigate the risk that its Conflict Minerals benefit armed groups.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our levels of activity, performance or achievements to be materially different from any levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and uncertainties may include, but are not limited to, (1) the implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source Conflict Minerals, and (3) political and regulatory developments, whether in the Covered Countries, the United States or elsewhere and the other risk factors summarized in MSA’s Form 10-K for the year ended December 31, 2017, and other reports filed with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee levels of activity, performance or achievements. We are under no duty to update publicly any of the forward-looking statements after the date of this report, whether as a result of new information, future events or otherwise.

Table 1 below lists the country of origin for each smelter facility and the minerals processed at that location.

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	RMI
Gold	Advanced Chemical Company	UNITED STATES	CID000015	RMI
Gold	African Gold Refinery	UGANDA	CID003185	RMI
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	RMI
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	RMI
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	RMI
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	RMI
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	RMI
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	RMI
Gold	Asahi Pretec Corp.	JAPAN	CID000082	RMI
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	RMI
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	RMI
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	RMI
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	RMI
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	RMI
Gold	Aurubis AG	GERMANY	CID000113	RMI
Gold	Bangalore Refinery	INDIA	CID002863	RMI
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	RMI
Gold	Boliden AB	SWEDEN	CID000157	RMI
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	RMI
Gold	Caridad	MEXICO	CID000180	RMI
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	RMI
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	RMI
Gold	Chimet S.p.A.	ITALY	CID000233	RMI
Gold	Chugai Mining	JAPAN	CID000264	RMI
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	RMI
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	RMI
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	RMI
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	RMI
Gold	Dowa	JAPAN	CID000401	RMI
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	RMI
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	RMI
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	RMI
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	RMI
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	RMI
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	RMI
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	RMI
Gold	Geib Refining Corporation	UNITED STATES	CID002459	RMI

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	RMI
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	RMI
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	RMI
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	RMI
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	RMI
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689	RMI
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	RMI
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	RMI
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	RMI
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	RMI
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	RMI
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	RMI
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	RMI
Gold	Istanbul Gold Refinery	TURKEY	CID000814	RMI
Gold	Italpreziosi	ITALY	CID002765	RMI
Gold	Japan Mint	JAPAN	CID000823	RMI
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	RMI
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	RMI
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	RMI
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	RMI
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	RMI
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	RMI
Gold	Kazzinc	KAZAKHSTAN	CID000957	RMI
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	RMI
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	RMI
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	RMI
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	RMI
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	RMI
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	RMI
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	RMI
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	RMI
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	RMI
Gold	L'Orfebre S.A.	ANDORRA	CID002762	RMI
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	RMI
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	RMI
Gold	Marsam Metals	BRAZIL	CID002606	RMI
Gold	Materion	UNITED STATES	CID001113	RMI
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	RMI
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	RMI
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	RMI
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	RMI

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	RMI
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	RMI
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	RMI
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	RMI
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	RMI
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	RMI
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	RMI
Gold	Morris and Watson	NEW ZEALAND	CID002282	RMI
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	RMI
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	RMI
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	RMI
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	RMI
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	RMI
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	RMI
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	RMI
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	RMI
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	RMI
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	RMI
Gold	PAMP S.A.	SWITZERLAND	CID001352	RMI
Gold	Pease & Curren	UNITED STATES	CID002872	RMI
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	RMI
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	RMI
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	RMI
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	RMI
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	RMI
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	RMI
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	RMI
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	RMI
Gold	Republic Metals Corporation	UNITED STATES	CID002510	RMI
Gold	Royal Canadian Mint	CANADA	CID001534	RMI
Gold	SAAMP	FRANCE	CID002761	RMI
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	RMI
Gold	Safimet S.p.A	Italy	CID002973	RMI
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	RMI
Gold	Sai Refinery	INDIA	CID002853	RMI
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	RMI
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	RMI
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	RMI
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	RMI
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	RMI
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	RMI

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	RMI
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	RMI
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	RMI
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	RMI
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	RMI
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	RMI
Gold	Sudan Gold Refinery	SUDAN	CID002567	RMI
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	RMI
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	RMI
Gold	T.C.A S.p.A	ITALY	CID002580	RMI
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	RMI
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	RMI
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	RMI
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	RMI
Gold	Tony Goetz NV	BELGIUM	CID002587	RMI
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	RMI
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	RMI
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	RMI
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	RMI
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	RMI
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	RMI
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	RMI
Gold	Valcambi S.A.	SWITZERLAND	CID002003	RMI
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	RMI
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	RMI
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	RMI
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	RMI
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	RMI
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	RMI
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	RMI
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	RMI
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	RMI
Tantalum	Duoluoshan	CHINA	CID000410	RMI
Tantalum	Exotech Inc.	UNITED STATES	CID000456	RMI
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	RMI
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	RMI
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	RMI
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	RMI
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	RMI

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	RMI
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	RMI
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	RMI
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	RMI
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	RMI
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	RMI
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	RMI
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	RMI
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	RMI
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	RMI
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	RMI
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	RMI
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	RMI
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	RMI
Tantalum	KEMET Blue Metals	MEXICO	CID002539	RMI
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	RMI
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	RMI
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	RMI
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	RMI
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	RMI
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	RMI
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	RMI
Tantalum	NPM Silmet AS	ESTONIA	CID001200	RMI
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	RMI
Tantalum	QuantumClean	UNITED STATES	CID001508	RMI
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	RMI
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	RMI
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	RMI
Tantalum	Taki Chemicals	JAPAN	CID001869	RMI
Tantalum	Telex Metals	UNITED STATES	CID001891	RMI
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	RMI
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	RMI
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	RMI
Tin	Alpha	UNITED STATES	CID000292	RMI
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	RMI
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	RMI
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	RMI
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	RMI
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	RMI
Tin	CV Ayi Jaya	INDONESIA	CID002570	RMI
Tin	CV Dua Sekawan	INDONESIA	CID002592	RMI
Tin	CV Gita Pesona	INDONESIA	CID000306	RMI

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Tin	CV Tiga Sekawan	INDONESIA	CID002593	RMI
Tin	CV United Smelting	INDONESIA	CID000315	RMI
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	RMI
Tin	Dowa	JAPAN	CID000402	RMI
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	RMI
Tin	EM Vinto	BOLIVIA	CID000438	RMI
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	RMI
Tin	Fenix Metals	POLAND	CID000468	RMI
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	RMI
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	RMI
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	RMI
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	RMI
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	RMI
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	RMI
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116	RMI
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	RMI
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	RMI
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	RMI
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	RMI
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	RMI
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	RMI
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	RMI
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	RMI
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	RMI
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	RMI
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	RMI
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	RMI
Tin	Minsur	PERU	CID001182	RMI
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	RMI
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	RMI
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	RMI
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	RMI
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	RMI
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	RMI
Tin	Pongpipat Company Limited	MYANMAR	CID003208	RMI
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	RMI
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	RMI
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	RMI
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	RMI
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	RMI
Tin	PT Bangka Serumpun	INDONESIA	CID003205	RMI

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	RMI
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	RMI
Tin	PT Bukit Timah	INDONESIA	CID001428	RMI
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	RMI
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	RMI
Tin	PT Inti Stania Prima	INDONESIA	CID002530	RMI
Tin	PT Karimun Mining	INDONESIA	CID001448	RMI
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	RMI
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	RMI
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	RMI
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	RMI
Tin	PT O.M. Indonesia	INDONESIA	CID002757	RMI
Tin	PT Panca Mega Persada	INDONESIA	CID001457	RMI
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	RMI
Tin	PT Prima Timah Utama	INDONESIA	CID001458	RMI
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	RMI
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	RMI
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	RMI
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	RMI
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	RMI
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	RMI
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	RMI
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	RMI
Tin	PT Tommy Utama	INDONESIA	CID001493	RMI
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	RMI
Tin	Rui Da Hung	TAIWAN	CID001539	RMI
Tin	Soft Metais Ltda.	BRAZIL	CID001758	RMI
Tin	Super Ligas	Brazil	CID002756	RMI
Tin	Thaisarco	THAILAND	CID001898	RMI
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	RMI
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	RMI
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	RMI
Tin	Yunnan Tin Company Limited	CHINA	CID002180	RMI
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	RMI
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	RMI
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	RMI
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	RMI
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	RMI
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	RMI
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	RMI
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	RMI
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	RMI
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	RMI

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	RMI
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	RMI
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	RMI
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	RMI
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	RMI
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	RMI
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	RMI
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	RMI
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	RMI
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	RMI
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	RMI
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	RMI
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	RMI
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	RMI
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	RMI
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	RMI
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	RMI
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	RMI
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	RMI
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	RMI
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	RMI
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	RMI
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	RMI
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	RMI
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	RMI
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	RMI
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	RMI
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	RMI
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	RMI
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	RMI
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	RMI
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	RMI
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	RMI
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	RMI
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	RMI
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	RMI